UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 5, 2015

PennTex Midstream Partners, LP
(Exact name of registrant as specified in its charter)

Delaware	001-37412	47-1669563
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

11931 Wickchester Lane, Suite 300
Houston, Texas 77043
(Address of principal executive offices)

Registrant’s telephone number, including area code: 832-456-4000

Not Applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-Commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.
On August 5, 2015, PennTex North Louisiana, LLC (“PennTex Operating”), a wholly-owned subsidiary of PennTex Midstream Partners, LP (the “Partnership”), entered into Amendment No. 2 (the “GPA Amendment”) to the Amended and Restated Gas Processing Agreement, dated April 14, 2015, between PennTex Operating and MRD Operating LLC (“MRD Operating”), a wholly-owned subsidiary of Memorial Resource Development Corp. (as amended to date, including by the GPA Amendment, the “Processing Agreement”).
Under the terms of the Processing Agreement, MRD Operating has agreed to deliver a daily minimum volume (the “MVC”) of gas to PennTex Operating for processing. The MVC is currently 115,000 million Btu (“MMBtu”) per day and increases to 345,000 MMBtu per day following the completion of PennTex Operating’s Mt. Olive processing plant. MRD Operating is required to pay PennTex Operating a deficiency payment based on the firm fixed-commitment fee of $0.435 per MMBtu with respect to a quarterly period if MRD Operating’s cumulative MVC as of the end of such period exceeds the sum of (i) the cumulative volumes processed under the Processing Agreement as of the end of such period plus (ii) volumes corresponding to deficiency payments paid by MRD Operating prior to such quarterly period. MRD Operating may utilize deficiency payments as a credit against processing fees that would otherwise be owed to PennTex Operating only after and to the extent that MRD Operating has delivered the total MVC under the Processing Agreement within the initial 15-year term of the Processing Agreement. Additionally, all volumes delivered by MRD Operating in excess of the MVC in a quarterly period will reduce, on a one-for-one basis, the cumulative MVC used to calculate deficiency payments for future quarterly periods.
MRD Operating conducted significant field work in the Terryville Complex beginning in late June 2015. As a result of such activities, MRD Operating’s processing volumes in June 2015 were below the cumulative MVC for the initial one-month quarterly period under the Processing Agreement, which began on June 1, 2015 (the first day of the month after PennTex Operating’s Lincoln Parish processing plant was placed in service) and ended June 30, 2015, and MRD Operating made a corresponding deficiency payment of approximately $0.5 million to PennTex Operating for such period.
Pursuant to the GPA Amendment, MRD Operating may use the June 2015 deficiency payment to offset processing fees owed to PennTex Operating for corresponding volumes of gas processed during the third and fourth quarters of 2015 in excess of a specified threshold for each quarter. The specified threshold for the third quarter is 161,000 MMBtu per day (on an average basis), which corresponds to the forecast throughput volumes reflected in the final prospectus filed with the Securities and Exchange Commission on June 3, 2015 relating to the Partnership’s initial public offering of common units, and the specified threshold for the fourth quarter is the then-applicable MVC, which the Partnership expects to be 345,000 MMBtu per day (on an average basis) following the anticipated completion of the Mt. Olive processing plant in September 2015. Additionally, pursuant to the GPA Amendment, to the extent that MRD Operating does not use the June 2015 deficiency payment to offset processing fees in the third or fourth quarters of 2015, the June 2015 deficiency payment will expire at the end of the fourth quarter of 2015 and may not be used as a credit for any future processing fees owed by MRD Operating.

Item 2.02     Results of Operations and Financial Condition.
On August 7, 2015, the Partnership issued a press release announcing the Partnership’s results of operations for the second quarter of 2015. The press release is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein in its entirety.
The information included in this Item 2.02 of Current Report on Form 8-K, including the attached Exhibit 99.1, shall be deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as expressly set forth by specific reference in such filing.

Item 9.01      Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description
99.1	Press release dated August 7, 2015 issued by PennTex Midstream Partners, LP

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PennTex Midstream Partners, LP

		By:	PennTex Midstream GP, LLC
its General Partner

Dated:	August 7, 2015	By:	/s/ Steven R. Jones
		Name:	Steven R. Jones
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1*	Press release dated August 7, 2015 issued by PennTex Midstream Partners, LP

* Furnished herewith